Exhibit 99.1
Quanterix Releases Financial Results for the Fourth Quarter and Full Year 2025
Reports $43.9 million in revenue and cash balance of $122 million
Company expects to achieve cash flow breakeven during 2026
BILLERICA, Mass. – March 2, 2026 - Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery through ultra-sensitive biomarker detection, today announced financial results for the fourth quarter and full year ended December 31, 2025.

“I am thrilled to be joining Quanterix at a time when the company is well-positioned to deliver long-term growth,” said Everett Cunningham, President & CEO of Quanterix. “During the fourth quarter, we exceeded our revenue expectations, we continued to move the company closer to profitability, and we achieved key milestones in our Alzheimer’s Diagnostics business.  With most of the major integration milestones now behind us, our focus now turns to driving consistent profitable revenue growth and achieving cash flow breakeven performance in 2026.  My immediate focus is on spending time with the Quanterix team, customers, shareholders, and partners as I evaluate the Company’s strategy and future potential and ensure that we have the resources, support and capabilities to deliver on our operational priorities. I am extremely optimistic for what the future holds for Quanterix.”
Fourth Quarter Financial Highlights
•Revenue of $43.9 million, an increase of 25% compared to $35.2 million in the prior year.
•GAAP gross margin of 45.7%, as compared to 63.0% in the prior year. Adjusted gross margin (non-GAAP) of 50.0% as compared to 57.7% in the prior year.
•Adjusted EBITDA (non-GAAP) loss of $7.9 million, compared to a loss of $5.9 million in the prior year.
•The Company ended the fourth quarter with $121.6 million of cash, cash equivalents, marketable securities, and restricted cash, compared to its guidance of $120 million. Adjusted cash usage, after accounting for one-time deal and restructuring costs, was $3.0 million in the fourth quarter.
Full Year 2025 Financial Highlights
•Revenue of $138.9 million, an increase of 1% compared to $137.4 million in the prior year.
•GAAP gross margin of 46.8%, as compared to 60.5% in the prior year. Adjusted gross margin (non-GAAP) of 47.3% as compared to 54.6% in the prior year.
•Adjusted EBITDA (non-GAAP) loss of $44.9 million, compared to a loss of $23.6 million in the prior year.
•The Company ended the fourth quarter with $121.6 million of cash, cash equivalents, marketable securities, and restricted cash. Adjusted cash usage, after accounting for one-time deal and restructuring costs, was $30.9 million in 2025 compared to $32.2 million in the prior year.
Operational and Business Highlights
•In January 2026, Quanterix submitted a 510(k) premarket notification to the U.S. Food and Drug Administration for its multi-analyte algorithmic blood test for Alzheimer’s disease.  This submission represents a significant milestone in the Company’s mission to provide superior, non-invasive, high-performance diagnostic tools to aid in the evaluation of patients with cognitive symptoms for possible Alzheimer’s disease.

•The Centers for Medicare & Medicaid Services ("CMS") established a reimbursement rate of $897 for Quanterix’s LucentAD Complete test, facilitating claims submissions under the Clinical Lab Fee Schedule. This milestone provides a nationally recognized reference price, an important step for coverage decisions with payers, and supports efforts to bring this multiplex diagnostic solution to patients across the country.

•The Company announced that it has already implemented $74 million of cost savings related to its Akoya transaction. With 94% of the integration milestones now complete, the Company expects to capture its remaining cost synergies by the end of the first quarter of 2026.

•Launched 13 new assays in 2025, including two new Simoa tau assays, pTau 205 and pTau 212, and two new Phenocode Discovery panels, in Q4 2025 – Metabolism Spike In Panel and Mouse Neurology Panel.
2026 Business Outlook
Quanterix is issuing its initial guidance for 2026. The Company expects revenues of $169 to $174 million, GAAP gross margin of 45-49%, and adjusted gross margin (non-GAAP) of 49% to 53%.

Quanterix expects to achieve cash flow breakeven performance in the second half of 2026. The Company expects to exit the year with approximately $100 million in cash and no debt.
Conference Call
In conjunction with this announcement, the Company will host a conference call on March 2, 2026, at 4:30 PM E.T. The dial-in number for USA & Canada is Toll-Free (800) 715-9871 or (646) 307-1963 and the conference ID is 7904928.

Interested investors can also listen to the live webcast from the Event Details page in the Investors section of the Quanterix website at https://ir.quanterix.com. An archived webcast replay will be available on the Company’s website for one year.

About Quanterix

Quanterix is a global leader in ultra-sensitive biomarker detection, enabling breakthroughs in disease research, diagnostics, and drug development. Its proprietary Simoa® technology delivers industry-leading sensitivity, allowing researchers to detect and quantify biomarkers in blood and other fluids at concentrations far below traditional limits. With approximately 6,300 peer-reviewed publications, Quanterix has been a trusted partner to the scientific community for nearly two decades. In 2025, Quanterix acquired Akoya Biosciences, The Spatial Biology Company®, adding multiplexed tissue imaging with single-cell resolution to its portfolio and 1,439 installed instruments. Together, the combined company offers a uniquely integrated platform that connects biology across blood and tissue—advancing precision medicine from discovery to diagnostics. Learn more at www.quanterix.com.

Financial Highlights
QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
	(unaudited)
Revenues:
Product revenue	$29,218	$20,489	$92,941	$79,740
Service and other revenue	14,406	11,922	44,212	51,244
Collaboration and license revenue	153	1,696	1,501	4,452
Grant revenue	78	1,055	243	1,985
Total revenues	43,855	35,162	138,897	137,421
Costs of goods sold and services:
Cost of product revenue	16,543	7,843	50,981	33,304
Cost of service and other revenue	7,274	5,149	22,957	21,013
Total costs of goods sold and services	23,817	12,992	73,938	54,317
Gross profit	20,038	22,170	64,959	83,104
Operating expenses:
Research and development	8,796	8,067	35,922	31,082
Selling, general and administrative	35,136	28,591	138,008	101,618
Other lease costs	(26)	279	844	3,020
Impairment and restructuring	883	—	15,727	—
Total operating expenses	44,789	36,937	190,501	135,720
Loss from operations	(24,751)	(14,767)	(125,542)	(52,616)
Interest income	1,157	3,491	8,567	14,655
Change in fair value of contingent liabilities	595	—	4,547	—
Other income (expense), net	227	(357)	157	(136)
Loss before income taxes	(22,772)	(11,633)	(112,271)	(38,097)
Income tax benefit (expense)	(345)	8	5,121	(434)
Net loss	$(23,117)	$(11,625)	$(107,150)	$(38,531)

Net loss per common share, basic and diluted	$(0.49)	$(0.30)	$(2.51)	$(1.00)

Weighted-average common shares outstanding, basic and diluted	46,780	38,551	42,639	38,367

QUANTERIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share data)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$29,839	$56,709
Marketable securities	88,393	232,413
Accounts receivable, net of allowance for expected credit losses	29,972	32,141
Inventory	54,763	32,775
Prepaid expenses and other current assets	9,290	9,556
Total current assets	212,257	363,594
Restricted cash	3,341	2,610
Property and equipment, net	23,672	17,150
Intangible assets, net	131,787	4,031
Goodwill	26,376	—
Operating lease right-of-use assets	16,664	16,339
Other non-current assets	4,669	2,809
Total assets	$418,766	$406,533
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,568	$6,953
Accrued compensation and benefits	14,979	12,620
Accrued expenses and other current liabilities	17,571	8,851
Deferred revenue	20,728	8,827
Operating lease liabilities	7,916	4,756
Total current liabilities	74,762	42,007
Deferred revenue, net of current portion	5,830	1,073
Operating lease liabilities, net of current portion	29,323	32,615
Non-current portion of contingent liabilities	5,024	—
Other non-current liabilities	8,097	800
Total liabilities	123,036	76,495
Total stockholders’ equity	295,730	330,038
Total liabilities and stockholders’ equity	$418,766	$406,533

QUANTERIX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(107,150)	$(38,531)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	15,844	6,463
Credit losses on accounts receivable	628	588
Accretion of marketable securities	(2,078)	(6,833)
Operating lease right-of-use asset amortization	3,081	1,893
Stock-based compensation expense	20,718	19,987
Impairment	7,752	—
Change in fair value of contingent liabilities	(4,547)	—
Recognition of off-market liability	(2,726)	—
Deferred taxes	(5,867)	(290)
Other operating activity	(540)	345
Changes in assets and liabilities:
Accounts receivable	10,609	(7,704)
Inventory	4,033	(6,679)
Prepaid expenses and other current assets	3,521	(443)
Other non-current assets	252	(1,215)
Accounts payable	(528)	723
Accrued compensation and benefits, accrued expenses, and other current liabilities	(7,914)	1,398
Net change in other operating assets and liabilities	(12,324)	(4,866)
Net cash used in operating activities	(77,236)	(35,164)
Cash flows from investing activities:
Purchases of marketable debt securities	(69,757)	(295,606)
Proceeds from sales and maturities of marketable securities	215,829	216,709
Purchases of property and equipment	(2,612)	(3,368)
Acquisitions, net of cash acquired	(93,229)	—
Net cash provided by (used in) investing activities	50,231	(82,265)
Cash flows from financing activities:
Proceeds from common stock issued under stock plans	738	3,066
Payments for employee taxes withheld on stock-based compensation awards	(1,446)	(2,610)
Net cash provided by (used in) financing activities	(708)	456
Net decrease in cash, cash equivalents, and restricted cash	(27,713)	(116,973)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,574	(734)
Cash, cash equivalents, and restricted cash at beginning of period	59,319	177,026
Cash, cash equivalents, and restricted cash at end of period	$33,180	$59,319

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a U.S. GAAP basis, we present the following non-GAAP financial measures:

Adjusted EBITDA and adjusted EBITDA margin: We define adjusted EBITDA as net income (loss) adjusted to exclude interest income, income tax (expense) benefit, depreciation and amortization expense, stock-based compensation expense, acquisition and integration related costs, impairment and restructuring, and certain other items which include other charges or benefits resulting from transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations. These items are discussed in more detail below the tables reconciling the GAAP to non-GAAP measures. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenues.

Adjusted cash usage: We calculate cash usage as the total change in cash, cash equivalents, and restricted cash adjusted to include the net change from purchases, sales, and maturities of marketable securities (excluding any interest receivable). Adjusted cash usage is calculated as cash usage further adjusted to exclude cash payments related to transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations.

Adjusted gross profit, adjusted gross margin, adjusted total operating expenses, and adjusted loss from operations: We calculate these non-GAAP financial measures by including shipping and handling costs for product sales within cost of product revenue instead of within selling, general and administrative expenses. Additionally, we exclude amortization of certain acquired intangible assets, acquisition and integration related costs, and certain other items which include other charges or benefits resulting from transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.

We believe that presentation of these non-GAAP financial measures provides supplemental information useful to investors in understanding our underlying operating results and trends. We use these non-GAAP financial measures to evaluate our operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business and our competitors. We believe that presentation of these non-GAAP financial measures provides useful information to investors in assessing our operating performance within our industry and to allow comparability with the presentation of other companies in our industry.

The non-GAAP financial measures presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with U.S. GAAP. For example, adjusted EBITDA excludes a number of expense items that are included in net loss and adjusted cash usage excludes certain actual cash payments. As a result, positive adjusted EBITDA or positive adjusted cash usage may be achieved even where we record a significant net loss or reduction in our cash and marketable securities balances in accordance with U.S. GAAP.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures set forth in the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” in the section below.

Additionally, we make certain forward-looking statements about our future financial performance that include non-GAAP financial measures, which are difficult to predict for future periods because the nature of the adjustments pertains to events that have not yet occurred. We do not forecast many of the excluded items for internal use and therefore information reconciling forward-looking non-GAAP financial measures to U.S. GAAP financial measures is not available without unreasonable effort and is not provided. The occurrence, timing, and amount of any of the items excluded from U.S. GAAP to calculate non-GAAP financial measures could significantly impact our U.S. GAAP results.

QUANTERIX CORPORATION
Reconciliation of Net Loss to Adjusted EBITDA (non-GAAP) and Adjusted EBITDA Margin (non-GAAP)
(Unaudited, amounts in thousands except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(23,117)	$(11,628)	$(107,150)	$(38,531)
Interest income	(1,159)	(3,490)	(8,567)	(14,655)
Income tax expense (benefit)	345	(8)	(5,121)	434
Depreciation and amortization	6,226	1,723	15,844	6,463
Stock-based compensation expense	4,415	4,837	20,718	19,987
Acquisition and integration related costs (1)	1,384	1,612	16,416	1,612
Earnout recorded as compensation expense (2)	1,871	—	10,000	—
Changes in contingent liabilities (3)	(595)	—	(4,547)	—
Impairments and employee separation costs (4)	2,687	—	17,531	—
Restatement costs (5)	—	1,067	—	1,067
Adjusted EBITDA (non-GAAP)	$(7,943)	$(5,887)	$(44,876)	$(23,623)

Total revenues	$43,855	$35,161	138,897	137,421
Adjusted EBITDA margin (non-GAAP) (adjusted EBITDA as a % of revenue)	(18.1)%	(16.7)%	(32.3)%	(17.2)%
(1)Represents acquisition and integration costs directly related to the Company's business combinations. Acquisition costs include professional and consulting fees supporting due diligence, legal, and accounting activities to execute a transaction. Integration costs include third party and internal direct costs to integrate acquired companies, employees, and their customers.
(2)Consists of the earnout recognized as compensation expense related to the Emission acquisition.
(3)Consists of fair value adjustments for contingent consideration liabilities related to acquisitions.
(4)Impairment charges for goodwill and acquired leased facilities not in use, as well as one-time severance and related costs.
(5)Costs associated with the restatement of previously issued financial statements, which was completed at the end of 2024.

Reconciliation of Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash to Adjusted Cash Usage (non-GAAP)
(Unaudited, amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net increase (decrease) in cash, cash equivalents, and restricted cash	$(8,527)	$28,123	$(27,713)	$(116,973)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	73	(752)	1,574	(734)
Net change in marketable securities	(8,118)	(31,771)	(144,020)	85,511
Cash usage	(16,572)	(4,400)	(170,159)	(32,196)
Adjustments:
Cash acquired from acquisitions	—	—	(16,822)	—
Acquisition and integration related payments (1)	12,860	—	147,247	—
Payments of employee separation costs (2)	669	—	7,744	—
Payments related to restatement costs (3)	—	—	1,102	—
Adjusted cash usage (non-GAAP)	$(3,043)	$(4,400)	$(30,888)	$(32,196)
(1)Represents cash payments towards acquisition and integration related activities, including the cash purchase price of an acquired business.
(2)Represents cash payments for one-time severance and related costs.
(3)Payment of costs associated with the restatement of previously issued financial statements that was completed at the end of 2024.

QUANTERIX CORPORATION
Reconciliation of Gross Profit, Gross Margin, Total Operating Expenses and Loss from Operations to
Non-GAAP Financial Measures
(Unaudited, amounts in thousands except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Gross profit	$20,038	$22,169	$64,959	$83,104
Shipping and handling costs	(1,400)	(1,885)	(5,581)	(8,113)
Purchase accounting impact on inventory and property and equipment (1)	356	—	391	—
Amortization of acquired intangible assets (2)	2,953	—	5,946	—
Adjusted gross profit (non-GAAP)	$21,947	$20,284	$65,715	$74,991

Total revenues	$43,855	$35,161	$138,897	$137,421
Gross margin (gross profit as % of total revenues)	45.7%	63.0%	46.8%	60.5%
Adjusted gross margin (non-GAAP) (adjusted gross profit as % of total revenues)	50.0%	57.7%	47.3%	54.6%

Total operating expenses	$44,789	$36,938	$190,501	$135,720
Shipping and handling costs	(1,400)	(1,885)	(5,581)	(8,113)
Purchase accounting impact on property and equipment (1)	(416)	—	(628)	—
Amortization of acquired intangible assets (2)	(80)	—	(153)	—
Acquisition and integration related costs (3)	(1,384)	(1,100)	(16,416)	(1,100)
Earnout recorded as compensation expense (4)	(1,871)	—	(10,000)	—
Impairments and employee separation costs (5)	(2,687)	—	(17,531)	—
Adjusted total operating expenses (non-GAAP)	$36,951	$33,953	$140,192	$126,507

Loss from operations	$(24,751)	$(14,769)	$(125,542)	$(52,616)
Purchase accounting impact on property and equipment (1)	772	—	1,019	—
Amortization of acquired intangible assets (2)	3,033	—	6,099	—
Acquisition and integration related costs (3)	1,384	1,100	16,416	1,100
Earnout recorded as compensation expense (4)	1,871	—	10,000	—
Impairments and employee separation costs (5)	2,687	—	17,531	—
Adjusted loss from operations (non-GAAP)	$(15,004)	$(13,669)	$(74,477)	$(51,516)
(1)Represents the amortization of the purchase price fair value increase of acquired inventory and property and equipment.
(2)Consists only of the amortization of intangible assets acquired in 2025.
(3)Represents acquisition and integration costs directly related to the Company's business combinations. Acquisition costs include professional and consulting fees supporting due diligence, legal, and accounting activities to execute a transaction. Integration costs include third party and internal direct costs to integrate acquired companies, employees, and their customers.
(4)Consists of the earnout recognized as compensation expense related to the Emission acquisition.
(5)Impairment charges for goodwill and acquired leased facilities not in use, as well as one-time severance and benefit costs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this press release that are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements about Quanterix’s future business outlook, operations, strategy and financial performance, including statements related to our expectations about consistent profitable revenue growth and achieving cash flow breakeven performance, the development and commercialization of our products, the benefits and synergies we may realize from the acquisition of Akoya Biosciences Inc., and under the header “2026 Business Outlook.”. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities with respect to Quanterix’s future business, operations, strategy and financial performance: risks related to the impact of changes in U.S. government policies, including impacts of tariffs and reductions in federal research funding; risks associated with the anticipated timing for launch of, and features of, Quanterix’s next-generation instruments to upgrade its existing platforms; risks related to Quanterix’s ability to improve existing diagnostics and develop new diagnostic tests and tools; risks related to Quanterix’s ability to successfully penetrate the diagnostics market; risks related to Quanterix’s ability to retain and expand its customer base and achieve sufficient market acceptance of its products; risks related to the ability of Quanterix’s contract manufacturers and suppliers to reliably and consistently manufacture and supply our instruments; risks that Quanterix may fail to realize the anticipated benefits and synergies of its recent acquisitions of Emission, Inc. and Akoya Biosciences Inc.; risk that integrating Quanterix’s business with that of Akoya could be more difficult, costly or time-consuming than expected; risks that Quanterix’s estimates regarding expenses, future revenues, capital requirements, and needs for additional financing could be incorrect; risks related to Quanterix’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; and risks related to defects or other quality issues in Quanterix’s products that could lead to unforeseen costs, product recalls, adverse regulatory actions, negative publicity and litigation. Additional factors that could cause results to differ materially from those described above can be found in the periodic reports filed by Quanterix with the SEC, including the “Risk Factors” sections contained therein, which are available on the SEC’s website at www.sec.gov.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Quanterix’s underlying assumptions prove to be incorrect, actual results may differ materially from what Quanterix anticipates. Quanterix cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Quanterix does not assume any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

Contacts
Media Contact:
media@quanterix.com

Investor Relations Contact:
Joshua Young
(508) 846-3327
ir@quanterix.com